Exhibit 10.3B

March 9, 2012

Advanced Drainage Systems, Inc.

4640 Trueman Blvd.

Hilliard, OH 43026

Re: Limited Waiver and Amendment No. 2 to Amended and Restated Private Shelf Agreement

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Private Shelf Agreement, dated as of September 24, 2010, as amended by that certain Amendment No. 1 to Amended and Restated Private Shelf Agreement, dated December 12, 2011 (as so amended, the “Note Agreement”), between Advanced Drainage Systems, Inc., a Delaware corporation (the “Company”), on one hand, and Prudential Investment Management, Inc. (“Prudential”) and each other Prudential Affiliate as therein defined which becomes bound by certain provisions thereof as therein provided, on the other hand. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Note Agreement.

The Company has requested that Prudential and the holders of the Notes amend the Note Agreement to exclude the Corkery Acquisition (as defined below) and the Quality Culvert Acquisition (as defined below) from the limitations set forth in paragraph 6G(v) of the Note Agreement. The Company has also requested that Prudential and the holders of the Notes waive the Company’s and the other Transaction Parties’ failure to comply with paragraph 6G(v)(9) of the Note Agreement in connection with the Corkery Acquisition, which, among other matters, requires delivery of acquisition documents on or before the closing date of a Permitted Acquisition.

Prudential and the holders of the Notes executing this letter agreement are willing to agree to such amendments and waiver in the form and on the terms and conditions set forth below. Accordingly, and in accordance with the provisions of paragraph 11C of the Note Agreement, the parties hereto agree as follows:

SECTION 1. Amendments. From and after the Effective Date (as defined in Section 4 hereof) the parties hereto agree that the Note Agreement is amended as follows:

1.1. Clause (8) of paragraph 6G(v) of the Note Agreement is hereby amended and restated in its entirety to read as follows:

“(8) the aggregate consideration for all Permitted Acquisitions, excluding the aggregate consideration for the Corkery Acquisition and the Quality Culvert Acquisition, shall not exceed (a) $25,000,000 in any fiscal year of the Company, or (b) $75,000,000 in the aggregate;”

1.2. Paragraph 10B is hereby amended by adding the following definitions in proper alphabetical sequence:

“Corkery Acquisition” shall mean the acquisition by Green Line Polymers, as assignee of the Company, of all or substantially all of the assets of Corkery Industries, Inc., an Iowa corporation, all as more fully set forth in the Corkery Acquisition Documents.

“Corkery Acquisition Documents” shall mean, collectively, the Corkery Purchase Agreement (and all exhibits and schedules thereto) and all other agreements, instruments and documents executed and/or delivered pursuant thereto.

“Corkery Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated as of February 9, 2012, by and among Green Line Polymers, as assignee of the Company, as the buyer, Corkery Industries, Inc., an Iowa corporation, as the seller, and the Corkery Shareholders and other Parties (each as defined therein).

“Green Line Polymers” shall mean Green Line Polymers, Inc., a Delaware corporation and a Guarantor.

“Quality Culvert Acquisition” shall mean the acquisition by the Company of all or substantially all of the assets of the Plastic Pipe Business (as defined in the Quality Culvert Purchase Agreement) of the Quality Culvert Sellers, all as more fully set forth in the Quality Culvert Acquisition Documents.

“Quality Culvert Acquisition Documents” shall mean, collectively, the Quality Culvert Purchase Agreement (and all exhibits and schedules thereto) and all other agreements, instruments and documents executed and/or delivered pursuant thereto.

“Quality Culvert Purchase Agreement” shall mean that certain Asset Purchase Agreement, dated as of March 9, 2012, by and among the Company, as the buyer, the Quality Culvert Sellers, as the sellers, and the other Parties (as defined therein).

“Quality Culvert Sellers” shall mean, collectively, Quality Culvert, Inc., a Wisconsin corporation, and County Pipe Corp., a Wisconsin corporation.

SECTION 2. Waiver. Prudential and the holders of the Notes hereby waive the Events of Default resulting from Company’s and the other Transaction Parties’ failure to deliver the Corkery Acquisition Documents as required under paragraph 6G(v)(9) of the Note Agreement, as long as such Corkery Acquisition Documents are delivered by the Effective Date.

SECTION 3. Representations and Warranties. The Company represents and warrants to Prudential and each holder of a Note that, (i) the execution and delivery of this letter agreement has been duly authorized by all necessary corporate action on behalf of the Company and each Guarantor, this letter agreement has been executed and delivered by a duly authorized officer of the Company and each Guarantor, and the Company and each Guarantor has obtained all authorizations, consents, and approval necessary for the execution, delivery and performance of this letter agreement and such authorizations, consents and approval are in full force and effect, (ii) after giving effect hereto (a) each representation and warranty set forth in paragraph 8 of the Note Agreement is true and correct as of the date of the execution and delivery of this letter by the Company with the same effect as if made on such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date), (b) no Event of Default or Default exists and (c) neither the Company nor any Subsidiary has paid or agreed to pay, and the Company and its Subsidiaries will not pay or agree to pay, any other fees or other consideration to the Bank Agent or any Bank (other than the legal fees paid to counsel for the Banks and Bank Agent) for or with respect to the amendments or waivers to the Credit Agreement or the Mexicana Credit Agreement referred to in Section 4.2 below.

SECTION 4. Conditions Precedent. The amendment in Section 1 of this letter agreement and the waiver in Section 2 of this letter agreement shall become effective on the date (the “Effective Date”) that each of the following conditions has been satisfied:

4.1. Documents. Prudential and each holder of a Note shall have received original counterparts of this letter executed by Prudential, the Required Holders, the Company and each Guarantor.

4.2. Credit Agreement Amendment and Credit Agreement and Mexicana Credit Agreement Waivers. Prudential and each holder of a Note shall have received (i) an amendment to the Credit Agreement pursuant to which the Corkery Acquisition and the Quality Culvert Acquisition are excluded from Section 8.2.6.5(viii) of the Credit Agreement to be consistent with the amendment to paragraph 6G(v)(8) of the Note Agreement as set forth in this letter agreement, and (ii) a waiver under each of the Credit Agreement and the Mexicana Credit Agreement to be consistent with the waiver set forth in Section 2 of this letter agreement, in each case in form and substance acceptable to Prudential and the Required Holders.

4.3. Acquisition Documents. The Company and each Guarantor shall have delivered to Prudential and the holders of the Notes, correct and complete copies of all of the executed Corkery Acquisition Documents and the Quality Culvert Acquisition Documents and all of the documents related thereto as set forth in and required under paragraph 6G(v)(9) of the Note Agreement;

4.4. Material Adverse Effect. Since March 31, 2011, no event causing a Material Adverse Effect shall have occurred with respect to the Company or the Guarantors.

4.5. Fees of Special Counsel to Prudential. All reasonable and documented fees, charges and disbursements of counsel to Prudential and the holders of the Notes to the extent invoiced on or prior to the Effective Date shall have been paid (which shall be paid directly to such counsel).

4.6. Representations. All statements set forth in Section 3 shall be true and correct as of the Effective Date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

4.7. Certificates. The Company and each Guarantor, by its execution and delivery of this letter agreement, shall have and be deemed to have certified to Prudential and the holders of the Notes that the certificates dated the December 12, 2011 and signed by the Secretary or an Assistant Secretary of the Company or such Guarantor, as applicable, on behalf of itself and the Guarantors, remain true, correct and complete on and as of the Effective Date.

4.8. Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this letter agreement shall be satisfactory to Prudential and each holder of a Note and its counsel, and Prudential and each holder of a Note shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

SECTION 5. Reference to and Effect on Note Agreement; Ratification of Note Agreement. Upon the effectiveness of the amendment to the Note Agreement made in this letter agreement, each reference to the Note Agreement in any other document, instrument or agreement shall mean and be a reference to the Note Agreement as modified by this letter. Except as specifically set forth in Sections 1 and 2 hereof, the Note Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically stated in this letter, the execution, delivery and effectiveness of this letter shall not (a) amend the Note Agreement or any Note, (b) operate as a waiver of any right, power or remedy of any holder of a Note, or (c) constitute a waiver of, or consent to any departure from, any provision of the Note Agreement or Note at any time. Nothing contained in this letter agreement shall be construed as a course of dealing or other implication that Prudential and any holder of a Note has agreed to or is prepared to grant any consents or agree to any amendments to the Note Agreement or any Note in the future, whether or not under similar circumstances.

SECTION 6. Expenses. The Company hereby confirms its obligations under the Note Agreement, whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by Prudential or any holder of a Note, all reasonable out-of-pocket costs and expenses, including attorneys’ fees and expenses, incurred by Prudential or such holder of a Note in connection with this letter agreement or the transactions contemplated hereby, in enforcing any rights under this letter agreement, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this letter agreement or the transactions contemplated hereby. The obligations of Company under this Section 6 shall survive transfer by any holder of a Note of any Note and payment of any Note.

SECTION 7. Governing Law. THIS LETTER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AGREEMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH, OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY, THE LAWS OF ANY OTHER JURISDICTION).

SECTION 8. Reaffirmation. Each Guarantor hereby consents to the foregoing amendment to the Note Agreement and hereby ratifies and reaffirms all of their payment and performance obligations, contingent or otherwise, under the Guaranty Agreement after giving effect to such amendment. Each Guarantor hereby acknowledges that, notwithstanding the foregoing amendment, that the Guaranty Agreement remains in full force and effect and is hereby ratified and confirmed. Without limiting the generality of the foregoing, each Guarantor agrees and confirms that the Guaranty Agreement continues to guaranty the Guarantied Obligations (as defined in the Guaranty Agreement) arising under or in connection with the Note Agreement or any of the Shelf Notes, as the same are amended by this letter agreement.

SECTION 9. Counterparts; Section Titles. This letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this letter by facsimile shall be effective as delivery of a manually executed counterpart of this letter. The section titles contained in this letter are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

[signature page follows]

Very Truly Yours,

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ David Quackenbush
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ David Quackenbush
Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ David Quackenbush
Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ David Quackenbush
Vice President

LIMITED WAIVER AND AMENDMENT NO. 2 TO AMENDED AND RESTATED PRIVATE SHELF AGREEMENT

Accepted and Agreed:

COMPANY:

ADVANCED DRAINAGE SYSTEMS, INC.

By:	/s/ Mark Sturgeon
Name:	Mark Sturgeon
Title:	Secretary and Treasurer

GUARANTORS:

ADS WORLDWIDE, INC.
PSA, INC.
ADS STRUCTURES, INC.
ADS VENTURES, INC.
ADS INTERNATIONAL, INC.
HANCOR HOLDING CORPORATION
HANCOR, INC.
MEDIA PLUS, INC.
HANCOR INTERNATIONAL, INC.
SPARTAN CONCRETE, INC.
SEWER TAP, INC.
ADVANCED DRAINAGE OF OHIO, INC.
GREEN LINE POLYMERS, INC.

By:	/s/ Mark Sturgeon
Name:	Mark Sturgeon
Title:	Secretary and Treasurer

STORMTECH LLC

By:	/s/ Ronald R. Vitarelli
Name:	Ronald R. Vitarelli
Title:	General Manager

LIMITED WAIVER AND AMENDMENT NO. 2 TO AMENDED AND RESTATED PRIVATE SHELF AGREEMENT